SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 15, 2002


                                WEBTRONICS, INC.
             (Exact name of registrant as specified in its charter)



           Florida                                               65-1106840
 (State or other jurisdiction of                              (I.R.S. employer
  incorporation or organization)                             identification no.)



     420 Lexington Avenue
      New York, New York                                          10170
    (Address of principal                                       (Zip code)
      executive offices)

Registrant's telephone number, including area code:  (212) 672-9190

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Item 1.     Changes in Control of Registrant.

Stock Purchase Agreement

      On March 15, 2002, Webtronics, Inc. and Mr. Kevin Monahan entered into a Stock Purchase Agreement with Callisto Pharmaceuticals, Inc (the "Stock Purchase Agreement"). Certain other shareholders of Webtronics, Inc. (who in the aggregate own approximately 5.2% of the issued and outstanding stock of Webtronics, Inc.) ("Other Shareholders") entered into separate agreements (the "Separate Agreements) with Callisto Pharmaceuticals, Inc., pursuant to which Callisto Pharmaceuticals, Inc. purchased their stock of Webtronics, Inc. In the aggregate, Callisto Pharmaceuticals, Inc. purchased approximately 99.7% of the issued and outstanding Common Stock of Webtronics, Inc., totaling 1,051,336 shares from Mr. Monahan and the Other Shareholders, for an aggregate purchase price of $400,000. The funds used to purchase such shares came from Callisto Pharmaceuticals, Inc. working capital.

The parties to the Stock Purchase Agreement:

Webtronics, Inc.

      Webtronics, Inc. is a corporation organized under the laws of the state of Florida on February 2, 2001. Prior to the stock purchase, Webtronics, Inc. intended to develop a website where individuals could obtain forclosure and mortgage information. Its annual revenues since its inception totaled, in the aggregate $0. As reported in Webtronics, Inc.'s Annual Report on Form 10-KSB for the fiscal year ending December 31, 2001, Webtronics, Inc. had $2,385.00 in total assets. On December 31, 2001, the total deficit stockholders equity on such date was ($440). Copies of Webtronics, Inc.'s Annual Report on Form 10-KSB for the last fiscal year ending December 31, 2001 are available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549 or on the Commission's website at www.sec.gov and are incorporated by reference herein. Webtronics, Inc. is quoted on the National Association of Securities Dealers Automated Quotation System Over the Counter Bulletin Board ("OTCBB") under the symbol WEBR. Neither Webtronics, Inc., its Directors, Officers, affiliates or beneficial owner of more than 5% of its common stock is a party to, nor is its property subject to, any pending legal proceeding.

Callisto Pharmaceuticals, Inc.

Callisto Pharmaceuticals, Inc. is a privately held biotechnology company that focuses on the development of products for the diagnosis and treatment of diseases and their immunological complications.

Parties to the Separate Agreements:

Callisto  Pharmaceuticals,   Inc.  (as  described  above)  and  certain  other
shareholders of Webtronics, Inc. (who in the aggregate own approximately 5.2% of the issued and outstanding stock of Webtronics, Inc).

Agreement regarding control of the Webtronics, Inc. Board of Directors

The Stock Purchase Agreement between Webtronics, Inc., Mr. Kevin Monahan and Callisto Pharmaceuticals, Inc. provides that promptly upon compliance with the requirements of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14(f)-1 promulgated thereunder, the designees of Callisto Pharmaceuticals, Inc. shall be appointed to serve on Webtronics Board of Directors. The effect of the forgoing would be to put designees of Callisto Pharmaceuticals, Inc. in control of Webtronics, Inc.'s Board of Directors, without a vote of the stockholders. Rule 14(f)-1 requires the dissemination of certain information regarding the director designees who will take control of the Webtronics, Inc. Board of Directors to all Webtronics, Inc. stockholders ten (10) days prior to their taking office, however, it does not empower stockholders to vote on such matter. Yanina Wachtfogel will be Callisto Pharmaceuticals, Inc.'s designee to the Webtronics, Inc. Board of Directors.

Other than as described in this Item 1, Company knows of no arrangements which would result in a change of control of Company.


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


Exhibit 1: Stock Purchase Agreement between Webtronics, Inc. and Callisto Pharmaceuticals, Inc. dated March 15, 2002.

Exhibit 2: Form Stock Sale Agreement between Other Shareholders and Callisto Pharmaceuticals, Inc. dated March 15, 2002.




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

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  WEBTRONICS, INC.


                                  By: /s/ Yanina Wachtfogel
                                     --------------------------
                                      Yanina Wachtfogel
                                      President


Date:  March  19, 2002



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